As filed with the Securities and Exchange Commission on July 14, 2014

Registration No.: 333-193315

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 8
TO
FORM S-1

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

MICROLIN BIO, INC.

(Exact name of registrant as specified in its charter)

Delaware	2834	46-3896989
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

135 E. 57th St., 12th Floor
New York, NY 10022
(646) 829-1281

(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Joseph Hernandez, Chief Executive Officer
302 W. 12th St., Suite 114
New York, NY 10014
(646) 829-1281

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Please send copies of all communications to:

Faith L. Charles, Esq. Thompson Hine LLP 335 Madison Avenue, 12th Floor New York, NY 10017 (212) 908-3905 (212) 344-6101 — Facsimile	Robert E. Puopolo, Esq. Goodwin Procter LLP Exchange Place 53 State Street Boston, MA 02109 (617) 570-1393 (617) 523-1231 — Facsimile

As soon as practicable after this registration statement becomes effective.

(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), check the following box. ☐

If this Form is being filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Proposed Maximum Offering	Proposed Maximum Aggregate Offering Price per Share	Proposed Maximum Aggregate Offering Price		Amount of Registration Fee(1)(8)
Units of Common Stock and Warrants (immediately separable)(2)(3)	6,325,000	$5.50	$34,787,500		$4,480.63
(i) 6,325,000 Common Stock, par value $0.000001 per share(4)			—	(7)	—	(7)
(ii) 6,325,000 Warrants to purchase Common Stock(5)			—	(7)	—	(7)
Common Stock issuable upon exercise of Warrants(4)(6)	6,325,000	$6.60	$41,745,000		$5,376.76
Representatives’ Warrants to Purchase Common Stock(7)	—				—
Common Stock Underlying Representatives Warrants	316,250	$6.60	$2,087,250		$268.84
Total Registration Fee	N/A	N/A	N/A		$10,126.23

(1)	Calculated pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”), on the basis of the maximum aggregate offering price of all of the securities to be registered.
(2)	These Units consist of (i) the Common Stock and (ii) Warrants listed in the above fee table. Such Common Stock and Warrants are immediately separable upon the closing of the offering. The Units will consist of 1 share of Common Stock and a Warrant to purchase 1 share of Common Stock.
(3)	Includes 825,000 Units that the underwriters have the option to purchase to cover over-allotments, if any.
(4)	Pursuant to Rule 416 of the Securities Act, the securities being registered hereunder include such indeterminate number of additional shares of Common Stock as may be issuable upon exercise of Warrants registered hereunder as a result of stock splits, stock dividends or similar transactions.
(5)	No additional consideration is payable upon issuance of the Warrants.
(6)	Each Warrant is exercisable into 1 share of Common Stock at an assumed exercise price per share of $6.60, which is 120% of the assumed price per share of Common Stock being sold in this offering.
(7)	Pursuant to Rule 457(g) under the Securities Act, no registration fee is required.
(8)	Registrant previously paid $3,864 with the Form S-1 filed on January 10, 2014, $1,236.48 with the Form S-1/A filed on April 15, 2014 and $5,025.75 with the Form S-1/A filed on July 3, 2014.

EXPLANATORY NOTE

This Amendment No. 8 (this “Amendment”) to the Registration Statement on Form S-1 (File No. 333-193315) of Microlin Bio, Inc. (the “Registration Statement”) is being filed solely for the purpose of updating the registration fee table on the cover page, to refile Exhibit 4.3 and to file Exhibit 4.4, and to revise Item 16 herein to reflect amendments thereto necessitated by the filing of such exhibits. Accordingly, this Amendment No. 8 consists only of the cover page of the Registration Statement, this explanatory note, Item 16 of the Registration Statement, the Signature Page to the Registration Statement, the Index of Exhibits and Exhibits 4.3 and 4.4. No other changes have been made to the Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a)	Exhibits.

Exhibit number	Description of document
1.1	Form of Underwriting Agreement.+++
3.1	Amended and Restated Certificate of Incorporation of the Registrant.+++
3.1.1	Form of Amendment to the Amended and Restated Certificate of Incorporation of the Registrant.+++
3.2	Bylaws of the Registrant.+++
4.1	Form of Common Stock Certificate of the Registrant.+++
4.2	Underwriters’ Warrant.+++
4.3	Form of Warrant to be issued in this Offering.
4.4	Form of Warrant Agreement.
5.1	Opinion from Thompson Hine LLP.+++
@10.1	Form of Indemnity Agreement between the Registrant and its directors.+++
@10.2	Form of Indemnity Agreement between the Registrant and its executive officers.+++
10.3	Patent & Technology License Agreement, Agt. No. A2014-0165, between the Registrant and Ohio State Innovation Foundation, dated September 6, 2013.*+++
10.3.1	Amendment No. 1 to License Agreement No. A2014-0165, between the Registrant and Ohio State Innovation Foundation, dated May 5, 2014.+++
10.4	Patent & Technology License Agreement, Agt. No. A2013-2080, between the Registrant and Ohio State Innovation Foundation, dated September 6, 2013.*+++
10.4.1	Amendment No. 1 to License Agreement No. A2013-2080, between the Registrant and Ohio State Innovation Foundation, dated May 5, 2014.+++
10.5	Patent & Technology License Agreement, Agt. No. A2013-2069, between the Registrant and Ohio State Innovation Foundation, dated September 6, 2013.*+++
10.5.1	Amendment No. 1 to License Agreement No. A2013-2069, between the Registrant and Ohio State Innovation Foundation, dated January 15, 2014.+++
10.5.2	Amendment No. 2 to License Agreement No. A2013-2069, between the Registrant and Ohio State Innovation Foundation, dated May 5, 2014.+++
10.6	Patent & Technology License Agreement, Agt. No. A2014-0164, between the Registrant and Ohio State Innovation Foundation, dated September 6, 2013.*+++
10.6.1	Amendment No. 1 to License Agreement No. A2014-0164, between the Registrant and Ohio State Innovation Foundation, dated May 5, 2014.+++
10.7	Patent & Technology License Agreement, Agt. No. A2014-0294, between the Registrant and Ohio State Innovation Foundation, dated September 6, 2013.*+++
10.7.1	Amendment No. 1 to License Agreement No. A2014-0294, between the Registrant and Ohio State Innovation Foundation, dated April 7, 2014.+++
@10.8	2013 Equity Incentive Plan of the Registrant.+++
@10.8.1	Form of Nonqualified Stock Option Agreement for stock options granted under the 2013 Equity Incentive Plan of the Registrant.+++

Exhibit number	Description of document
@10.8.2	Form of Incentive Stock Option agreement for stock options granted under the 2013 Equity Incentive Plan of the Registrant.+++
@10.9	Employment Agreement, between the Registrant and Joseph Hernandez, dated July 2013.+++
@10.9.1	First Amendment to Employment Agreement, between the Registrant and Joseph Hernandez dated June 13, 2014.+++
@10.10	Scientific Advisory Board Agreement, between the Registrant and Dr. Carlo Croce, dated August 7, 2013.+++
@10.11	Scientific Advisory Board Agreement, between the Registrant and Dr. Philip Tsichlis, dated September 18, 2013.+++
@10.12	Scientific Advisory Board Agreement, between the Registrant and Dr. Robert Lee, dated September 20, 2013.+++
@10.13	Scientific Advisory Board Agreement, between the Registrant and Dr. George Calin, dated December 18, 2013.+++
@10.14	Scientific Advisory Board Agreement, between the Registrant and Dr. Sakari Kauppinen, dated December 19, 2013.+++
@10.15	Consulting Agreement, between the Registrant and Nicholas M. Dean, dated November 1, 2013.+++
@10.16	Employment Agreement, between the Registrant and Eric G. Marcusson, dated March 7, 2014.+++
@10.17	Consulting Agreement, between the Registrant and Jeffrey Jensen, dated December 30, 2013.+++
@10.18	Nonqualified Stock Option Agreement, between the Registrant and Carlo Croce, M.D., dated August 7, 2013.+++
@10.19	Nonqualified Stock Option Agreement, between the Registrant and Nicholas M. Dean, dated December 31, 2013.+++
@10.20	Nonqualified Stock Option Agreement, between the Registrant and Chris Lowe, dated December 31, 2013.+++
@10.21	Nonqualified Stock Option Agreement, between the Registrant and Eric G. Marcusson, dated December 31, 2013.+++
@10.22	Nonqualified Stock Option Agreement, between the Registrant and Jeffrey Jensen, dated December 31, 2013.+++
@10.23	Nonqualified Stock Option Agreement, between the Registrant and Robert Lee, dated December 31, 2013.+++
@10.24	Nonqualified Stock Option Agreement, between the Registrant and Joseph Hernandez, dated December 31, 2013.+++
10.25	Form of Lock-Up Agreement.+++
10.26	Voting Agreement between the Registrant and Joseph Hernandez, dated June 13, 2014.+++
10.27	Letter Agreement, between the Registrant and Ohio State Innovation Foundation, dated July 1, 2014.+++
10.28	Conversion Agreement, between the Registrant and Joseph Hernandez, dated July 3, 2014.+++
23.1	Consent of EisnerAmper LLP, independent registered public accounting firm.+++
23.2	Consent of Thompson Hine LLP (included in Exhibit 5.1).+++
99.1(a)	Consent of Dr. Gaurav Aggarwal.+++

Exhibit number	Description of document
99.1(b)	Consent of Dr. John M. Bonfiglio.+++
99.1(c)	Consent of Dr. Nicholas Dean.+++
99.1(d)	Consent of Joseph Hernandez.+++
99.1(e)	Consent of Christopher Lowe.+++
99.1(f)	Consent of Carl Spana.+++

*	The Registrant has sought confidential treatment with respect to certain portions of this exhibit. The omitted information has been separately submitted to the SEC.
@	Indicates a management contract or compensatory plan or arrangement.
+++	Previously filed.
(b)	Financial statement schedules.

No financial statement schedules are provided because the information called for is either not required or is shown either in the financial statements or the notes thereto.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on July 14, 2014.

MICROLIN BIO, INC.

By:	/s/ Joseph Hernandez Joseph Hernandez Chief Executive Officer and Executive Chairman

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date
/s/ Joseph Hernandez Joseph Hernandez	Director (sole member of the Board of Directors) Chief Executive Officer and Executive Chairman (principal executive officer)	July 14, 2014
/s/ Christopher Lowe Christopher Lowe	President and Chief Financial Officer (principal financial officer and principal accounting officer)	July 14, 2014

INDEX TO EXHIBITS

(a)	Exhibits.

Exhibit number	Description of document
1.1	Form of Underwriting Agreement.+++
3.1	Amended and Restated Certificate of Incorporation of the Registrant.+++
3.1.1	Form of Amendment to the Amended and Restated Certificate of Incorporation of the Registrant.+++
3.2	Bylaws of the Registrant.+++
4.1	Form of Common Stock Certificate of the Registrant.+++
4.2	Underwriters’ Warrant.+++
4.3	Form of Warrant to be issued in this Offering.
4.4	Form of Warrant Agreement.
5.1	Opinion from Thompson Hine LLP.+++
@10.1	Form of Indemnity Agreement between the Registrant and its directors.+++
@10.2	Form of Indemnity Agreement between the Registrant and its executive officers.+++
10.3	Patent & Technology License Agreement, Agt. No. A2014-0165, between the Registrant and Ohio State Innovation Foundation, dated September 6, 2013.*+++
10.3.1	Amendment No. 1 to License Agreement No. A2014-0165, between the Registrant and Ohio State Innovation Foundation, dated May 5, 2014.+++
10.4	Patent & Technology License Agreement, Agt. No. A2013-2080, between the Registrant and Ohio State Innovation Foundation, dated September 6, 2013.*+++
10.4.1	Amendment No. 1 to License Agreement No. A2013-2080, between the Registrant and Ohio State Innovation Foundation, dated May 5, 2014.+++
10.5	Patent & Technology License Agreement, Agt. No. A2013-2069, between the Registrant and Ohio State Innovation Foundation, dated September 6, 2013.*+++
10.5.1	Amendment No. 1 to License Agreement No. 2013-2069, between the Registrant and Ohio State Innovation Foundation, dated January 15, 2014.+++
10.5.2	Amendment No. 2 to License Agreement No. A2013-2069, between the Registrant and Ohio State Innovation Foundation, dated May 5, 2014.+++
10.6	Patent & Technology License Agreement, Agt. No. A2014-0164, between the Registrant and Ohio State Innovation Foundation, dated September 6, 2013.*+++
10.6.1	Amendment No. 1 to License Agreement No. A2014-0164, between the Registrant and Ohio State Innovation Foundation, dated May 5, 2014.+++
10.7	Patent & Technology License Agreement, Agt. No. A2014-0294, between the Registrant and Ohio State Innovation Foundation, dated September 6, 2013.*+++
10.7.1	Amendment No. 1 to License Agreement No. A2014-0294, between the Registrant and Ohio State Innovation Foundation, dated April 7, 2014.+++
@10.8	2013 Equity Incentive Plan of the Registrant.+++
@10.8.1	Form of Nonqualified Stock Option Agreement for stock options granted under the 2013 Equity Incentive Plan of the Registrant.+++
@10.8.2	Form of Incentive Stock Option agreement for stock options granted under the 2013 Equity Incentive Plan of the Registrant.+++
@10.9	Employment Agreement, between the Registrant and Joseph Hernandez, dated July 2013.+++
@10.9.1	First Amendment to Employment Agreement, between the Registrant and Joseph Hernandez dated June 13, 2014.+++

Exhibit number	Description of document
@10.10	Scientific Advisory Board Agreement, between the Registrant and Dr. Carlo Croce, dated August 7, 2013.+++
@10.11	Scientific Advisory Board Agreement, between the Registrant and Dr. Philip Tsichlis, dated September 18, 2013.+++
@10.12	Scientific Advisory Board Agreement, between the Registrant and Dr. Robert Lee, dated September 20, 2013.+++
@10.13	Scientific Advisory Board Agreement, between the Registrant and Dr. George Calin, dated December 18, 2013.+++
@10.14	Scientific Advisory Board Agreement, between the Registrant and Dr. Sakari Kauppinen, dated December 19, 2013.+++
@10.15	Consulting Agreement, between the Registrant and Nicholas M. Dean, dated November 1, 2013.+++
@10.16	Employment Agreement, between the Registrant and Eric G. Marcusson, dated March 7, 2014.+++
@10.17	Consulting Agreement, between the Registrant and Jeffrey Jensen, dated December 30, 2013.+++
@10.18	Nonqualified Stock Option Agreement, between the Registrant and Carlo Croce, M.D., dated August 7, 2013.+++
@10.19	Nonqualified Stock Option Agreement, between the Registrant and Nicholas M. Dean, dated December 31, 2013.+++
@10.20	Nonqualified Stock Option Agreement, between the Registrant and Chris Lowe, dated December 31, 2013.+++
@10.21	Nonqualified Stock Option Agreement, between the Registrant and Eric G. Marcusson, dated December 31, 2013.+++
@10.22	Nonqualified Stock Option Agreement, between the Registrant and Jeffrey Jensen, dated December 31, 2013.+++
@10.23	Nonqualified Stock Option Agreement, between the Registrant and Robert Lee, dated December 31, 2013.+++
@10.24	Nonqualified Stock Option Agreement, between the Registrant and Joseph Hernandez, dated December 31, 2013.+++
10.25	Form of Lock-Up Agreement.+++
10.26	Voting Agreement between the Registrant and Joseph Hernandez, dated June 13, 2014.+++
10.27	Letter Agreement, between the Registrant and Ohio State Innovation Foundation, dated July 1, 2014.+++
10.28	Conversion Agreement, between the Registrant and Joseph Hernandez, dated July 3, 2014.+++
23.1	Consent of EisnerAmper LLP, independent registered public accounting firm.+++
23.2	Consent of Thompson Hine LLP (included in Exhibit 5.1).+++
99.1(a)	Consent of Dr. Gaurav Aggarwal.+++
99.1(b)	Consent of Dr. John M. Bonfiglio.+++
99.1(c)	Consent of Dr. Nicholas Dean.+++
99.1(d)	Consent of Joseph Hernandez.+++
99.1(e)	Consent of Christopher Lowe.+++
99.1(f)	Consent of Carl Spana.+++

*	The Registrant has sought confidential treatment with respect to certain portions of this exhibit. The omitted information has been separately submitted to the SEC.
@	Indicates a management contract or compensatory plan or arrangement.
+++	Previously filed.
(b)	Financial statement schedules.

No financial statement schedules are provided because the information called for is either not required or is shown either in the financial statements or the notes thereto.